SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-HALLWOOD ENERGY CORP

                    GAMCO INVESTORS, INC.
                                 5/08/01           12,500-           12.5000
                    GABELLI ASSOCIATES LTD
                                 5/08/01           16,500            12.4500
                                 5/08/01          296,922-           12.5000
                                 5/07/01            8,500            12.4500
                    GABELLI FUND, LDC
                                 5/08/01            3,000-           12.5000
                    GABELLI ASSOCIATES FUND
                                 5/08/01          280,745-           12.5000
                                 5/08/01           16,500            12.4500


          (1) THE DISPOSITIONS ON 5/08/01 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D.
ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.